Exhibit 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-            ) and related Prospectus of HEC Holdings, Inc., of our report dated February 7, 2002, included in EchoStar Communications Corporation’s Annual Report on Form 10-K for the year ended December 31, 2001, with respect to the financial statements of StarBand Communications, Inc. for the year ended December 31, 2001 (not presented separately therein).

/s/ ERNST & YOUNG LLP

McLean, Virginia

March 11, 2002